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                                                                Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the REMEC, Inc. Profit Sharing 401(k) Plan of our report dated February 24, 1997, with respect to the consolidated financial statements and schedule of REMEC, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.



                                                  Ernst & Young

San Diego, California
May 16, 1997